CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 21, 2006, relating to the financial statements and financial highlights which appear in the July 31, 2006 Annual Report to Shareholders of Nuveen Santa Barbara Growth Opportunities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such registration statement.

Chicago, Illinois

July 19, 2007